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                           EXHIBIT 3.1

                   ARTICLES OF INCORPORATION

                               OF

                        LEGG MASON, INC.


THIS IS TO CERTIFY THAT:

          FIRST:    The undersigned, Charles A. Bacigalupo, whose
post office address is 7 East Redwood Street, Baltimore, Maryland
21203, being over eighteen (18) years of age, acting as incorporator, does hereby form a corporation, under and by virtue of the Maryland General Corporation Law.

          SECOND:   The name of the corporation (which is
hereinafter called the "Corporation") is:

                         LEGG MASON, INC.

          THIRD:    The purposes for which the Corporation is
formed are to engage in any part of the world in any capacity in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law and to enjoy all powers, rights and privileges which a corporation organized under the Maryland General Corporation Law may have under the laws of the State of Maryland as in force from time to time, including without limitation all powers, rights and privileges necessary or convenient in carrying out all those acts and activities in which it may lawfully engage.

          FOURTH: The address of the principal office of the Corporation in this State is 7 East Redwood Street, Baltimore, Maryland 21203. The name and address of the resident agent of the Corporation in this State is Charles A. Bacigalupo, 7 East Redwood Street, Baltimore, Maryland 21203, an individual residing in Maryland.

          FIFTH:   The aggregate par value of all shares which
the Corporation is authorized to issue is $10,300,000 represented by 1,000,000 shares of Preferred Stock of the value of $10 per share; and 3,000,000 shares of Common Stock of the par value of $.10 per share.

          A statement of the preferences, privileges and restrictions granted to or imposed upon the shares of the stock of the Corporation or the holders thereof is as follows:

          1.   Common Stock.

               The powers, rights, qualifications, limitations or restrictions thereof of the Common Stock shall be as follows:

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               (a)  Dividends on Common Stock.  The holders of
the outstanding Common Stock shall be entitled as a class, share for share, to receive, when and as declared by the Board of Directors, dividends payable in cash, in property or in shares of Preferred or Common Stock of the Corporation.

               (b)  Liquidation.  In the event of any
dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock shall be entitled as a class, share for share, after due payment or provision for payment of the debts and other liabilities of the Corporation and the payment of the full preferential amounts to which the holders of its Preferred Stock are entitled, to share ratably in the remaining net assets of the Corporation. A consolidation or merger of the Corporation shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Article.

               (c)  Redemption of Common Stock by the
Corporation. The Common Stock may be redeemed in whole or in part at the option of the Board of Directors, at any time or from time to time, at a price equal to its consolidated book value determined as of the last day of the month in which the Corporation gives notice of such redemption ("Valuation Date"), determined in accordance with generally accepted accounting principles in the following manner (the "Book Value"):

                    (i)  No allowance of any kind shall be made
for the Corporation's good will or any similar intangible asset.

                   (ii)  All accounts payable shall be taken at
the face amount less discounts deductible therefrom and all accounts receivable shall be taken at the face amount thereof less a reasonable reserve for bad debts.

                  (iii)  All unpaid and accrued taxes shall be
deducted as liabilities.

                   (iv)  Every membership on a national
securities exchange held for the benefit of the Corporation or a subsidiary of the Corporation shall be taken at its fair value, which shall be the price contracted for at the last sale of a comparable membership on the Valuation Date, or if there is no sale contracted for on that date, the value shall be the mean between the bid and asked prices on that date. If there is no quotation on the Valuation Date, then the value shall be determined by the quotation (either of a sale or on a bid and asked basis) which occurred before and closest in point of time to the Valuation Date.

                    (v)  All securities owned by the Corporation
shall be taken at their fair market value.  The word "securities"

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as  used in this Article FIFTH includes any instrument defined as a "security" by the Securities Act of 1933.

                   (vi)  All other assets and liabilities shall
be taken as shown on the Corporation's books.

                  (vii) The excess of the proceeds over the cash surrender value of any policy of insurance on the life of an employee or stockholder, or former employee or stockholder, received by the Corporation or a subsidiary because of the death of the insured within six (6) months of the Valuation Date shall be excluded.

          Not less than thirty (30) nor more than fifty (50) days prior to the date fixed for redemption, the Corporation shall give notice by mail, postage prepaid, to any holders of record of Common Stock to be redeemed, such notice to be addressed to each such stockholder at his post office address as shown on the stock transfer books of the Corporation.

          The amount of the Common Stock to be redeemed at the option of the Board of Directors must be approved by a two-thirds (2/3) vote of the entire Board of Directors but need not be ratable or proportionate among the holders of the Common Stock.

          On or after the date fixed for redemption as stated in such notice, each holder of Common Stock called for redemption shall surrender his certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price in cash. In case less than all of the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then notwithstanding that the certificate evidencing any shares of Common Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith after such date cease and terminate, except only the right of the holders, subject to applicable law, to receive the redemption price without interest upon surrender of the certificate therefor.

               (d) Voting. The holders of Common Stock shall be entitled to notice of all meetings of stockholders, shall have one vote per share and shall have exclusive voting rights on all questions requiring a vote of stockholders, except as may be provided in articles supplementary or as required by law.

               (e)  Reservation of Rights to Common Stock.
Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by

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law, the holders of Common Stock shall have all other rights of stockholders, including, but not by way of limitation: (1) voting power for all purposes and the right to all notices of meetings or of other corporate actions, (2) the right to receive dividends when and as declared by the Board of Directors out of assets legally available therefor, and (3) in the event of any dissolution of, or distribution of assets of, the Corporation, the right to receive all of the assets of the Corporation remaining after payment to the holders of Preferred Stock of the specific amounts, if any, which they are entitled to receive.

          2.   Preferred Stock.

               The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

               (a) Issuance in Series. The Board of Directors is expressly authorized at any time, and from time to time, in addition to and not in derogation of the rights granted to the Board of Directors in paragraph 3 of Article SEVENTH, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and set forth in articles supplementary filed for record with the State Department of Assessments and Taxation, and as are not contrary to those stated and expressed in these articles of incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

                    (i)  The designation of and number of shares
constituting such series;

                   (ii)  The dividend rate of such series, the
conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

                  (iii)  Whether the shares of such series shall
be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                   (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

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                    (v)  Whether or not the shares of such series
shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                   (vi) The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise;

                  (vii)  The restrictions, if any, on the issue
or reissue of any additional Preferred Stock; and

                 (viii)  The rights of the holders of the shares
of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

               (b) Voting Rights. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

          3.   No Pre-emptive Rights.

               No holder of shares of Stock of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

          SIXTH:    The number of directors of the Corporation
shall be twelve which number may be increased or decreased pursuant to the bylaws of the Corporation, but shall never be less than six. The names of the directors who shall serve until the first annual meeting of Stockholders and until their successors are duly elected and qualify are:

     Raymond A. Mason
     James W. Brinkley
     Edmund J. Cashman, Jr.
     Charles A. Bacigalupo
     Philip O. Rogers
     William C. Cicatelli
     Calvert H. Crary
     Harry M. Ford, Jr.
     Kenneth S. Battye
     Allan H. McAlpin, Jr.
     Joseph W. Sener, Jr.
     Charles T. Williams, Jr.

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          SEVENTH:  In carrying on its business or for the
purpose of attaining or furthering any of its objects the Corporation shall nave all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland and the power to do any and all acts and things which a natural person or partnership could do and which may now or hereafter be authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by law, the powers of the Corporation and of the Directors and Stockholders shall including the following:

          1.   Consideration for Shares.

               The Board of Directors of the Corporation is hereby empowered to authorize the issuance of the shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as said Board of Directors may deem advisable, irrespective of the value or amount of such consideration, subject to such restrictions or limitations, if any, as may be set forth in the bylaws and these articles of incorporation, or any amendment thereto or articles supplementary, of the Corporation.

          2.   Reserved Right of Amendment.

               The Corporation reserves the right from time to time to make any amendments of its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding stock but no such amendment may change the terms of any class or series of any class of the outstanding stock unless such change of terms shall have been authorized by the holders of not less than two-thirds of all shares of such class or series of such class at the time outstanding.

          3.   Classification and Reclassification of Unissued
               Shares.

               The Board of Directors may without shareholders' authorization, from time to time, classify or reclassify any unissued shares of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitation as to dividends, qualifications, or terms or conditions of redemption provided that before issuing shares of such stock the Corporation shall file articles supplementary for record with the State Department of Assessments and Taxation.

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          4.   Indemnification.

               (a)  Proceeding not by or on behalf of
Corporation. The Corporation shall indemnify any individual who is a present or former director or officer, and solely in the discretion of the Board of Directors may indemnify any agent or employee of the Corporation or any individual who serves or has served another corporation, partnership, joint venture, trust or any other enterprise in one of these capacities at the request of the Corporation ("Corporate Representative") and who by his position was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") not brought by or on behalf of the Corporation to the full extent permitted under the Maryland General Corporation Law, as amended from time to time.

               (b) Proceeding by or on behalf of Corporation. The Corporation shall indemnify any present or former director or officer of the Corporation and solely in the discretion of the Board of Directors may indemnify any other Corporate Representative who by reason of his position was, is or is threatened to be made a party to any Proceeding brought by or on behalf of the Corporation to the full extent permitted under the Maryland General Corporation Law, as amended from time to time.

          EIGHTH:   The headings of various paragraphs in these
Articles are intended for convenience of reference and are not to be construed as part of the text.

          IN WITNESS WHEREOF, I have signed these Articles of
Incorporation on this 13th day of January, 1981.




                              /s/ Charles A. Bacigalupo
                              Charles A. Bacigalupo